Independent Auditors Consent


The Board of Trustees
Oppenheimer Capital Preservation Fund:

We consent to the use in this Registration Statement of Oppenheimer Capital Preservation Fund of our report dated November 21, 2000, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial
Highlights" appearing  in  the  Prospectus,   which  is  also  part  of  such
Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.



/s/ KPMG LLP
------------
KPMG LLP

Denver, Colorado
February 9, 2001


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